EXHIBIT 99.1

Wilhelmina International, Inc. Reports Results for Second Quarter 2019

Second Quarter Financial Results

(in thousands)	Q2 19	Q2 18	YOY Change	Q2 19 YTD	Q2 18 YTD	YOY Change
Total Revenues	$19,945	$20,596	(3.2%)	$40,004	$40,312	(0.8%)
Operating Income	620	522	18.8%	637	886	(28.1%)
Income Before Provision for Taxes	602	473	27.3%	572	792	(27.8%)
Net Income	451	364	23.9%	342	589	(41.9%)
EBITDA**	930	734	26.7%	1,222	1,314	(7.0%)
Adjusted EBITDA**	970	848	14.4%	1,341	1,557	(13.9%)
Pre-Corporate EBITDA**	1,221	1,108	10.2%	1,924	2,154	(10.7%)
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

DALLAS, Aug. 13, 2019 (GLOBE NEWSWIRE) -- Wilhelmina International, Inc. (Nasdaq:WHLM) ("Wilhelmina" or the "Company") today reported revenues of $19.9 million and net income of $0.5 million for the three months ended June 30, 2019, compared to revenues of $20.6 million and net income of $0.4 million for the three months ended June 30, 2018.  For the six months ended June 30, 2019, Wilhelmina reported revenues of $40.0 million and net income of $0.3 million compared to revenue of $40.3 million and net income of $0.6 million for the six months ended June 30, 2018. The decrease in revenues when compared to the same periods of the prior year was primarily due to a decrease in bookings in the Wilhelmina Studios division. For the three months ended June 30, 2019 compared to the three months ended June 30, 2018, operating income, EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA increased, primarily due to decreased model costs and decreased office and general expenses, partially offset by an increase in salaries and service costs.  For the six months ended June 30, 2019 compared to the six months ended June 30, 2018, operating income, EBITDA, Adjusted EBITDA, and Pre-Corporate EBITDA decreased primarily due to decreased revenue and increased salaries and service costs, partially offset by decreased office and general expenses.

“Wilhelmina delivered a solid second quarter of 2019, increasing year-over-year operating income and EBITDA. The company is energized as we enter the second half of 2019 focused on building brand awareness, developing diverse talent, and expanding our commercial and production businesses.” – Bill Wackermann, CEO, Wilhelmina

Financial Results

Net income for the three and six months ended June 30, 2019 was $0.5 million and $0.3 million, or $0.09 and $0.07 per fully diluted share, compared to net income of $0.4 million and $0.6 million, or $0.07 and $0.11 per fully diluted share, for the three and six months ended June 30, 2018.

Pre-Corporate EBITDA was $1.2 million and $1.9 million for the three and six months ended June 30, 2019, compared to $1.1 million and $2.2 million for the three and six months ended June 30, 2018.

The following table reconciles reported net income under generally accepted accounting principles to EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2019 and 2018.

(in thousands)	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Net income	$451	$364	342	$589
Interest expense	30	22	62	47
Income tax expense	151	109	230	203
Amortization and depreciation	298	239	588	475
EBITDA**	$930	$734	$1,222	$1,314
Foreign exchange (gain) loss	(12)	27	3	47
Share-based payment expense	52	87	116	196
Adjusted EBITDA**	$970	$848	$1,341	$1,557
Corporate overhead	251	260	583	597
Pre-Corporate EBITDA**	$1,221	$1,108	$1,924	$2,154
**Non-GAAP measures referenced are detailed in the disclosures at the end of this release.

Changes in net income, EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA for the three and six months ended June 30, 2019, when compared to the three months ended June 30, 2018, were primarily the result of the following:

  Revenues net of model costs for the three months ended June 30, 2019 increased by 1.7% primarily due to a decrease in model costs.  Revenues net of model costs for the six months ended June 30, 2019 decreased by 1.7%, due to decreased bookings in the Wilhelmina Studios division;

  Salaries and service costs for the three and six months ended June 30, 2019 increased by 3.4% and 3.9% primarily due to an increase in employee salaries, partially offset by a reduction in share based payment expense;

  Office and general expenses for the three and six months ended June 30, 2019 decreased by 13.9% and 12.3%, primarily due to reduced rent expense, legal fees and bad debt expense, as well as the reclassification of certain lease payments as amortization expense under new lease accounting rules;

  Amortization and depreciation expense for the three and six months ended June 30, 2019 increased by 24.7% and 23.8%, primarily due to new equipment being placed in service in recent months and certain lease payments previously included within office and general expenses now being classified as amortization under new lease accounting rules; and

  Corporate overhead expenses for the three and six months ended June 30, 2019 decreased by 3.5% and 2.3%, primarily due to lower securities compliance costs.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	(Unaudited)
	June 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$6,003	$6,748
Accounts receivable, net of allowance for doubtful accounts of $1,768 and $1,791, respectively	12,838	11,901
Prepaid expenses and other current assets	306	197
Total current assets	19,147	18,846

Property and equipment, net of accumulated depreciation of $3,772 and $3,264, respectively	2,266	2,567
Right of use assets-operating	1,867	-
Right of use assets-finance	156	-
Trademarks and trade names with indefinite lives	8,467	8,467
Other intangibles with finite lives, net of accumulated amortization of $8,708 and $8,684, respectively	29	53
Goodwill	13,192	13,192
Other assets	114	114

TOTAL ASSETS	$45,238	$43,239

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$4,417	$5,071
Due to models	9,213	8,809
Lease liabilities – operating, current	1,143	-
Lease liabilities – finance, current	114	-
Term loan – current	726	623
Total current liabilities	15,613	14,503

Long term liabilities:
Net deferred income tax liability	709	631
Lease liabilities – operating, non-current	880	-
Lease liabilities – finance, non-current	52	-
Term loan – non-current	1,625	2,000
Total long term liabilities	3,266	2,631

Total liabilities	18,879	17,134

Shareholders’ equity:
Common stock, $0.01 par value, 9,000,000 shares authorized; 6,472,038 shares
issued at June 30, 2019 and December 31, 2018	65	65
Treasury stock, 1,292,620 and 1,264,154 shares at June 30, 2019 and December 31, 2018, at cost	(6,266)	(6,093)
Additional paid-in capital	88,371	88,255
Accumulated deficit	(55,687)	(56,029)
Accumulated other comprehensive loss	(124)	(93)
Total shareholders’ equity	26,359	26,105

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$45,238	$43,239

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Three and Six Months Ended June 30, 2019 and 2018
 (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Revenues:
Service revenues	$19,940	$20,580	$39,975	$40,282
License fees and other income	5	16	29	30
Total revenues	19,945	20,596	40,004	40,312

Model costs	14,156	14,905	28,632	28,747

Revenues, net of model costs	5,789	5,691	11,372	11,565

Operating expenses:
Salaries and service costs	3,589	3,472	7,305	7,031
Office and general expenses	1,031	1,198	2,259	2,576
Amortization and depreciation	298	239	588	475
Corporate overhead	251	260	583	597
Total operating expenses	5,169	5,169	10,735	10,679
Operating income	620	522	637	886

Other expense:
Foreign exchange gain (loss)	12	(27)	(3)	(47)
Interest expense	(30)	-	(62)	-
Total other expense	(18)	(49)	(65)	(94)

Income before provision for income taxes	602	473	572	792

Provision for income taxes: expense
Current	(89)	(56)	(152)	(140)
Deferred	(62)	(53)	(78)	(63)
Income tax expense	(151)	(109)	(230)	(203)

Net income	$451	$364	$342	$589

Other comprehensive expense:
Foreign currency translation expense	(59)	(75)	(31)	(32)
Total comprehensive income	392	289	311	557

Basic net income per common share	$0.09	$0.07	$0.07	$0.11
Diluted net income per common share	$0.09	$0.07	$0.07	$0.11

Weighted average common shares outstanding-basic	5,187	5,375	5,196	5,378
Weighted average common shares outstanding-diluted	5,187	5,375	5,196	5,378

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
For the Three and Six Months Ended June 30, 2019 and 2018
 (In thousands)

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2017	6,472	$65	(1,090)	$(4,893)	$87,892	$(56,885)	$4	$26,183
Share based payment expense	-	-	-	-	109	-	-	109
Net income to common shareholders	-	-	-	-	-	225	-	225
Purchases of treasury stock	-	-	(6)	(36)	-	-	-	(36)
Foreign currency translation	-	-	-	-	-	-	43	43
Balances at March 31, 2018	6,472	$65	(1,096)	$(4,929)	$88,001	$(56,660)	$47	$26,524
Share based payment expense	-	-	-	-	87	-	-	87
Net income to common shareholders	-	-	-	-	-	364	-	364
Purchases of treasury stock	-	-	(7)	(46)	-	-	-	(46)
Foreign currency translation	-	-	-	-	-	-	(75)	(75)
Balances at June 30, 2018	6,472	$65	(1,103)	$(4,975)	$88,088	$(56,296)	$(28)	$26,854

	Common Shares	Stock Amount	Treasury Shares	Stock Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balances at December 31, 2018	6,472	$65	(1,264)	$(6,093)	$88,255	$(56,029)	$(93)	$26,105
Share based payment expense	-	-	-	-	64	-	-	64
Net income to common shareholders	-	-	-	-	-	(109)	-	(109)
Purchases of treasury stock	-	-	(4)	(24)	-	-	-	(24)
Foreign currency translation	-	-	-	-	-	-	28	28
Balances at March 31, 2019	6,472	$65	(1,268)	$(6,117)	$88,319	$(56,138)	$(65)	$26,064
Share based payment expense	-	-	-	-	52	-	-	52
Net income to common shareholders	-	-	-	-	-	451	-	451
Purchases of treasury stock	-	-	(25)	(149)	-	-	-	(149)
Foreign currency translation	-	-	-	-	-	-	(59)	(59)
Balances at June 30, 2019	6,472	$65	(1,293)	$(6,266)	$88,371	$(55,687)	$(124)	$26,359

The accompanying notes are an integral part of these consolidated financial statements.

WILHELMINA INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOW
For the Three and Six Months Ended June 30, 2019 and 2018
 (In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income:	$342	$589
Adjustments to reconcile net income to net cash used in operating activities:
Amortization and depreciation	588	475
Share based payment expense	116	196
Deferred income taxes	78	63
Bad debt expense	24	75
Changes in operating assets and liabilities:
Accounts receivable	(961)	(1,543)
Prepaid expenses and other current assets	(109)	(139)
Right of use assets-operating	537	-
Right of use assets-finance	54	-
Other assets	-	10
Due to models	404	400
Lease liabilities-operating	(579)	-
Lease liabilities-finance	(47)	-
Accounts payable and accrued liabilities	(445)	812
Net cash from operating activities	2	938

Cash flows used in investing activities:
Purchases of property and equipment	(207)	(204)
Net cash used in investing activities	(207)	(204)

Cash flows used in financing activities:
Purchases of treasury stock	(173)	(82)
Payments on finance leases	(64)	-
Repayment of term loan	(272)	(259)
Net cash used in financing activities	(509)	(341)

Foreign currency effect on cash flows:	(31)	(32)

Net change in cash and cash equivalents:	(745)	361
Cash and cash equivalents, beginning of period	6,748	4,256
Cash and cash equivalents, end of period	$6,003	$4,617

Supplemental disclosures of cash flow information:
Cash paid for interest	$60	$46
Cash paid (refund) of income taxes	$5	$(10)

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA represent measures of financial performance that are not calculated and presented in accordance with U.S. generally accepted accounting principles (“non-GAAP financial measures”). The Company considers EBITDA, Adjusted EBITDA and Pre-Corporate EBITDA to be important measures of performance because they:

  are key operating metrics of the Company's business;
  are used by management in its planning and budgeting processes and to monitor and evaluate its financial and operating results; and
  provide stockholders and potential investors with a means to evaluate the Company's financial and operating results against other companies within the Company's industry.

The Company's calculation of non-GAAP financial measures may not be consistent with similar calculations by other companies in the Company's industry. The Company calculates EBITDA as net income plus interest expense, income tax expense, and depreciation and amortization expense.  The Company calculates “Adjusted EBITDA” as EBITDA plus foreign exchange gain/loss plus share-based payment expense and certain significant non-recurring items that the Company may include from time to time. The Company calculates “Pre-Corporate EBITDA” as Adjusted EBITDA plus corporate overhead expense, which includes director compensation, securities laws compliance costs, audit and professional fees, and other public company costs.

Non-GAAP financial measures should not be considered as alternatives to net and operating income as an indicator of the Company's operating performance or cash flows from operating activities as a measure of liquidity or any other measure of performance derived in accordance with generally accepted accounting principles.

Form 10-Q Filing

Additional information concerning the Company's results of operations and financial position is included in the Company's Form 10-Q for the second quarter ended June 30, 2019 filed with the Securities and Exchange Commission on August 13, 2019.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as such term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relating to the Company are based on the beliefs of the Company’s management as well as information currently available to the Company’s management. When used in this report, the words “anticipate,” “believe,” “estimate,” “expect” and “intend” and words or phrases of similar import, as they relate to the Company or Company management, are intended to identify forward-looking statements. Such forward-looking statements include, in particular, projections about the Company’s future results, statements about its plans, strategies, business prospects, changes and trends in its business and the markets in which it operates. Additionally, statements concerning future matters such as gross billing levels, revenue levels, expense levels, and other statements regarding matters that are not historical are forward-looking statements. Management cautions that these forward-looking statements relate to future events or the Company’s future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance, or achievements of its business or its industry to be materially different from those expressed or implied by any forward-looking statements. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company does not undertake any obligation to publicly update these forward-looking statements. As a result, no person should place undue reliance on these forward-looking statements.

About Wilhelmina International, Inc. (www.wilhelmina.com):

Wilhelmina, together with its subsidiaries, is an international full-service fashion model and talent management service, specializing in the representation and management of leading models, celebrities, artists, photographers, athletes, and content creators. Established in 1967 by fashion model Wilhelmina Cooper, Wilhelmina is one of the oldest and largest fashion model management companies in the world. Wilhelmina is publicly traded on Nasdaq under the symbol WHLM.  Wilhelmina is headquartered in New York and, since its founding, has grown to include operations in Los Angeles, Miami, London and Chicago. Wilhelmina also owns Aperture, a talent and commercial agency located in New York and Los Angeles. For more information, please visit www.wilhelmina.com and follow @WilhelminaModels.

CONTACT:	Investor Relations
Wilhelmina International, Inc.
214-661-7488
ir@wilhelmina.com